Exhibit 21
Kadant Inc.
Subsidiaries of the Registrant

At February 18, 2022, the Registrant owned the following subsidiaries:

Name	State or Jurisdiction of Incorporation	Percent of Ownership

Arcline Products LLC	New York	100
Kadant Black Clawson LLC	Delaware	100
Kadant Japan KK	Japan	100
Sundance Partners LLC	Delaware	100
Verus Lebanon, LLC	Delaware	100
Kadant Fibergen Inc.	Delaware	100
Kadant GranTek Inc.	Delaware	100
Kadant Composites LLC	Delaware	100
Kadant International Holdings LLC	Delaware	100
Kadant Asia Holdings Inc.	Mauritius	100
Kadant Fiberline (China) Co., Ltd.	China	100
Kadant Luxembourg Holdings S.à r.l. (62.3% owned by Kadant International Holdings LLC and 37.7% owned by Kadant Inc.)	Luxembourg	100
Kadant Cayman Ltd.	Cayman Islands	100
Kadant Luxembourg S.à r.l.	Luxembourg	100
Kadant Johnson Europe B.V.	Netherlands	100
Kadant India Private Limited (99.9% owned by Kadant Johnson Europe B.V. and .1% owned by Kadant Lamort SAS)	India	100
Kadant Canada Corp.	Canada	100
Kadant Cyprus (Canada) Limited	Cyprus	100
Kadant UK Holdings Limited	United Kingdom	100
Fibertek U.K. Limited	United Kingdom	100
Kadant U.K. Limited	United Kingdom	100
D.S.T. Pattern and Engineering Company Limited	United Kingdom	100
Vickerys Limited	United Kingdom	100
Winterburn Limited	United Kingdom	100
Radiance SAS	France	100
Kadant Mexico, S.A. de C.V.	Mexico	100
Nicholson Manufacturing Ltd.	Canada	100
Kadant Johnson Deutschland GmbH	Germany	100
Kadant PAAL Holding GmbH	Germany	100
Kadant PAAL Limited	United Kingdom	100
J&H Rentals Limited	United Kingdom	100
Kadant PAAL SAS	France	100
Kadant PAAL GmbH	Germany	100
Kadant PAAL S.A.	Spain	100
Kadant Johnson Systems International Limited	United Kingdom	100
Kadant Johnson Systems International - S.r.l.	Italy	100
Kadant Johnson (Wuxi) Technology Ltd.	China	100
Kadant Nordic AB	Sweden	100

Name	State or Jurisdiction of Incorporation	Percent of Ownership

Kadant Noss AB	Sweden	100
Johnson Corporation (JoCo) Limited	United Kingdom	100
Johnson-Fluiten Srl (50% owned by Kadant Johnson Europe B.V.).	Italy	50
Kadant Lamort SAS	France	100
Kadant BC- Lamort UK Limited	United Kingdom	100
Kadant Lamort S.L.	Spain	100
Kadant Lamort S.r.l.	Italy	100
VN Services NV (99.95% owned by Kadant Johnson Europe B.V. and 0.05% owned by Nicholson Manufacturing Company LLC)	Belgium	100
Kadant Northern UK Co. Ltd.	United Kingdom	100
Valon Kone Oy	Finland	100
Valon Kone OOO	Russia	100
Valon Kone AB	Sweden	100
Kadant Johnson LLC	Delaware	100
Kadant Australia Pty Ltd	Australia	100
Kadant Johnson Australia Pty Limited	Australia	100
Kadant Johnson Corporation Asia Pacific Pty Ltd	Australia	100
Kadant Johnson Argentina S.A. (99.99% owned by Kadant Johnson LLC and .1% owned by Kadant Johnson Latin America Holding Inc.)	Argentina	100
Kadant Johnson China-TZ Holding Inc.	Michigan	100
Tengzhou Feixuan Rotary Joints Manufacturing Co., Ltd.	China	100
Kadant Johnson Latin America Holding Inc.	Michigan	100
Kadant South America Ltda. (99.9% owned by Kadant Johnson Latin America Holding Inc. and .1% owned by Kadant Johnson LLC)	Brazil	100
Kadant Johnson Holdings Inc.	Michigan	100
Kadant Unaflex LLC	Delaware	100
The Johnson Corporation de Mexico S.A. de C.V.	Mexico	100
Kadant Northern U.S. LLC	Delaware	100
Nicholson Manufacturing Company LLC	Delaware	100
VK North America LLC	Delaware	100
Kadant PAAL LLC	Delaware	100
Kadant Syntron Holdings, LLC	Delaware	100
Syntron Material Handling Group, LLC	Delaware	100
Syntron Material Handling Holdings, LLC	Delaware	100
Syntron Material Handling Intermediate Holdings, LLC	Delaware	100
Syntron Material Handling, LLC	Delaware	100
Syntron Material Handling Holdings Limited	Hong Kong	100
Syntron Material Handling (Changshu) Co., Ltd.	China	100
Syntron Material Handling (Changshu) Trading Co. Ltd.	China	100
Fiberprep Inc. (31.05% owned by Kadant Lamort SAS and 68.95% owned by Kadant Inc.)	Delaware	100
Cogent Industrial Technologies Ltd.	Canada	100

Name	State or Jurisdiction of Incorporation	Percent of Ownership

Joh. Clouth GmbH	Germany	100
Alcaidesa AG	Switzerland	100
Joh. Clouth Composite Technology Spolka z. o. o. (40% owned by Joh. Clouth GmbH and 60% owned by Alcaidesa AG)	Germany	100
Joh. Clouth GmbH & Co. KG	Germany	100
Clouth & Kochenrath GmbH & Co. KG	Germany	100
Clouth & Kochenrath Beteiligungs GmbH	Germany	100
Clouth Sprenger GmbH	Germany	100
Clouth Sprenger, LLC	Ohio	100
Clouth Sprenger Maschinenbau Beteiligungs GmbH	Germany	100
Joh. Clouth Sprenger Maschinenbau Eltmann GmbH & Co. KG	Germany	100
Clouth MBE Verwaltungs GmbH	Germany	100
Joh. Clouth Technical Service GmbH	Germany	100
Joh. Clouth PaperTec GmbH	Germany	100
Joh. Clouth Beteilgungs GmbH	Germany	100
Joh. Clouth Services Ltd.	Canada	100
East Chicago Machine Tool Corporation	Indiana	100
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